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                                                                    EXHIBIT 10.8

                       EMPLOYMENT AND CONSULTING AGREEMENT

         This Employment and Consulting Agreement ("Agreement") is made and entered into this 9th day of June, 1998 George T. Votis ("Votis"), Richard P. Fackler ("Fackler"), Anchor Advance Products, Inc., a Delaware corporation ("Anchor Advanced"), and Moll PlastiCrafters Limited Partnership, a Delaware limited partnership ("Moll") (Anchor Advanced and Moll collectively referred to as the "Companies" and each a "Company").

         WHEREAS, due to the knowledge, experience and expertise of Fackler in the custom injection molded plastics business in general and in the Companies' business in particular (collectively, the "Business"), each of the Companies desires to continue to make use of Fackler's expertise.

         WHEREAS, Fackler desires to work for the Companies on the terms and conditions set forth herein.

         WHEREAS, to induce Fackler to enter into that certain Take-Out Agree-ment, of even date herewith, to which Fackler, Votis and other the other signatories thereto are parties ("Take-Out Agreement"), the parties agree to enter into and perform this Agreement.

         Capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Take-Out Agreement.

         NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

         1.       Employment Services.

                  (a) Employment Duties. During the Employment Term (as defined below), Fackler shall be employed by the Companies and serve the Companies faithfully and to the best of his abilities in performing the duties of Chief Operating Officer of each of the Companies. If, on July 16, 1998, Fackler owns equity in any of the Companies other than the Excluded Interests, then Fackler shall be elected as one of two directors on the Board of Directors of each Company.
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                  (b) Term of Employment. Subject to Section 5, the term of
         employment ("Employment Term") shall commence on the date of this Agreement and continue so long as Fackler owns equity in any of the Companies other than the Excluded Interests, except that the Employment Term shall terminate upon the date the Notes are paid in full provided that as of such date no Event of Default (as such term is defined in the Notes) has occurred with respect thereto.

                  (c) Employment Consideration. Fackler shall receive from the Companies at least the same compensation, including, without limitation, base salary, bonus, health insurance, dental disability, salary continuance, life, accidental death and travel accident insurance, car, expenses, retirement benefits, fringe benefits and other prerequisites (collectively "Compensation"), as Fackler receives on the date hereof. In addition, Fackler shall receive such increases to such compensation and such additional Compensation as is at least equal to that received, in the aggregate, by Votis from the Companies from time to time (and if Votis is not then the chief executive officer ("CEO") of any Company, then the CEO of such Company.

         2.       Consulting Services.

                  (a) Consulting Duties. During the Consultancy Term (as defined below), Fackler will provide to any of the Companies advice and consultation on issues relating to the Business as mutually agreeable to Fackler and Votis, both in terms of time and location, including at his home, up to a maximum of two hundred fifty (250) hours per year, in the aggregate.

                  (b) Terms of Consultancy. The term of consultancy (the "Consultancy Term") shall be for the five (5) year period commencing on the last date of the Employment Term, unless sooner terminated in accordance with Section 5. Each of the Companies and Fackler acknowledge that Fackler, in his capacity as a consultant to the Companies, is not an employee, agent or representative of the Companies, and that in Fackler's performance hereunder, Fackler is acting in the capacity of an independent contractor.

         3.       Confidentiality and Non-Solicitation.

                  (a) Confidentiality. During the Employment Term and Consul-tancy Term, Fackler shall not, directly or indirectly, disclose, divulge or make


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         use of any trade secrets or other confidential and proprietary information of any Company, including, without limitation, information of others that any Company has agreed to keep confidential and of which Fackler has been advised in writing by such Company to keep confidential. No information shall be deemed for purposes hereof to constitute trade secrets or confidential and proprietary information if such information was or becomes public knowledge or generally available to the public other than by breach of this Agreement or Fackler, or was or becomes available to Fackler on a non-confidential basis prior to disclosure to Fackler by any Company, or was or becomes available to Fackler on a non-confidential basis from a source other than any Company or its agents or employees. Nothing herein shall preclude Fackler and Fackler shall be authorized as necessary to file tax returns or other required reports with governmental agencies or to divulge trade secrets or other confidential and proprietary information as may otherwise be required by any law, rule, regulation, order or other legal requirement as determined by Fackler's counsel. Notwithstanding the foregoing, in the event Fackler is requested (by oral questions, interrogatories, requests form information or documents, subpoena, civil investigative demand or similar process) to disclose confidential and proprietary information, he shall use all reasonable efforts to notify the applicable Company promptly of such request so that such Company my seek an appropriate protective order. In addition, Fackler agrees not to copy or take with him upon termination of the Employment Term any documents reflecting or containing confidential and proprietary information relating to the Companies; provided, however, that the Companies recognize that Fackler has accumulated knowledge and expertise relating to the business of all of the Companies over the years, which the parties agree cannot be readily identified, and, accordingly, the parties agree that nothing contained in this Agreement shall be construed to prevent Fackler from utilizing such knowledge and expertise during and after the Employment Term and Consultancy Term in a manner which does not violate Section 3(b) below. The parties further acknowledge and agree that this Section 3(a) of this Agreement shall not preclude Fackler from engaging in any business, whether directly or indirectly, which is not prohibited by
         Section 3(b).

                  (b) Noncompetition. During the Employment Term and Consul-tancy Term, (i) Fackler will not, directly or indirectly, as a stockholder, partner, employee, consultant or other owner or participant in any business entity other than the Companies, engage in or assist any other person or entity


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         to engage in any business which operates a custom injection thermal plastic molding business at a plant located within a 300-mile radius or within the state of any plant located in the United States and owned or operated by any Company on the date hereof (each such area being called "Restricted Area") and (ii) Fackler will not solicit or endeavor to entice away from any Company any person who has been a customer of any Company within the past two years; provided, however, that nothing contained herein shall (A) preclude Fackler from owning less than five percent (5%) of any class of publicly-traded securities of any corporation, (B) preclude Fackler, whether as a stockholder, partner, employee, consultant, or other owner or participant, or in any other capacity, from engaging in the business of any entity which conducts or owns a business which would be prohibited by clause (i) if such entity also owns or conducts one or more other material businesses and Fackler provides no advice, consultation, financial resources or services whatsoever to such entity's business which would be prohibited by clause (i), or (C) preclude Fackler from soliciting a customer described in clause (ii) above if such customer also has operations outside the Restricted Area relating to the Company plant which ships to such customer and such customer is being solicited solely for sales to be delivered to a location outside the Restricted Area relating to such plant.

                  (c) Non-Solicitation. During the Employment Term and Consul-tancy Term, as the case may be, Fackler will not, directly or indirectly, solicit or endeavor to entice away from any Company or induce or attempt to induce the termination of relationships with any Company, any person who is an employee of any Company or was an employee within one year of such solicitation and whose employment is terminated other than by the Company or with the Company's consent. Nothing contained herein shall preclude Fackler from hiring any relative of his, whether as employee, consultant, independent contractor or otherwise, notwithstanding that such relative may also be an employee, consultant or independent contractor of any Company.

                  (d) Injunctive Relief. Fackler acknowledges that any breach or threatened breach of the provisions of this Section 3 will cause irreparable injury to any of the Companies for which an adequate monetary remedy does not exist. Accordingly, at any time after such breach, any Company shall be entitled, in addition to the exercise of other remedies, to seek and (subject to court approval), obtain injunctive relief, without necessity of posting a bond, restraining Fackler from committing such further breach.


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         4.       Consultancy Consideration.

                  (a) Compensation. During the Consultancy Term, the Companies shall be obligated to pay Fackler an amount equal to $250,000, in aggregate, per annum, as payment in full for such consultancy services to be rendered, payable no less frequently than monthly. The foregoing consideration is being paid to Fackler in part for the opportunity to consult with Fackler, whether or not any of the Companies avails itself of the opportunity.

                  (b) Health Benefits. During the Consultancy Term, Fackler and Fackler's family shall be entitled to health insurance benefits equal to those made available from time to time to Votis (or other senior executive officers of the Companies) under the health insurance plans of the Companies or their successors and assigns.

                  (c) Expenses. Each of the Companies or their successors and assigns will reimburse Fackler for Fackler's reasonable expenses incurred in the performance of Fackler's consulting duties hereunder, pursuant to the Companies ordinary reimbursement policies.

         5.       Resignation and Termination.

                  (a) Voluntary Resignation. Fackler shall have the right to voluntarily resign from his employment or consultancy at any time upon at least (3) months' prior notice to Moll, as representative of the Companies. In such event, Fackler shall perform his employment or consultancy duties during the three-month period thereafter, and if Fackler resigns from his employment, the Consultancy Term shall commence. If, however, Fackler resigns from his consultancy, the Consultancy Term shall end and Fackler shall have no continuing obligation under this Agreement, including, without limitation, Section 3; provided, however, that if no Company is in breach of this Agree-ment and there is no breach by any Company ("as defined in the Take-Out Agreement") (or their affiliates) under the Take-Out Agreement or any other agreement contemplated by the Take-Out Agreement at the time of Fackler's resignation from his consultancy (for purposes hereof, breach means a breach which is incapable of cure or which has not been cured within 30 days of such occurrence), and the Companies wish to cause Fackler to continue to be bound by Section 3 following his resignation, then Fackler shall continue to


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         be bound by Section for one year following the date of his resignation so long as the Companies perform hereunder and Fackler receives during such one year term the compensation and other benefits provided for in
         Section 4 of this Agreement.

                  (b) Termination of Cause. The Companies may only terminate Fackler's employment or consultancy for Cause. If Fackler's employment or consultancy is terminated for Cause, Fackler shall only be entitled to the accrued and unpaid Compensation due him through the effective date of such termination and reimbursement of all expenses incurred prior to the effective date of termination in accordance with the terms hereof, except that if the Companies wish for Fackler to remain bound by Section 3 of this Agreement, the Companies shall continue to pay and provide him with the amounts and benefits provided in Section 4. The term "Cause" shall mean the commission of a felony involving fraudulent acts or embezzlement against any Company as proven in a court of competent jurisdiction.

                  (c) Termination on Death or Disability. If Fackler dies or be comes Disabled during the Employment or Consultancy Term, Fackler, his legal representative or the beneficiary selected by Fackler in the event of Fackler's death, (i) shall be entitled to accrued and unpaid Compensation due and owing him through the effective date of such termination and reimbursement of all expenses incurred prior to the effective date of termination in accordance with the terms hereof and
         (ii) shall continue to receive all amounts and all benefits set forth in Section 4 for the duration of the Consultancy Term, provided, that, if such death or Disability occurs during the Employment Term, the Consultancy Term shall commence on the date of Fackler's death or the date such Disability is determined by a physician mutually acceptable to Fackler and Votis. The term "Disability" or "Disabled" shall mean the complete and permanent physical or mental complete and permanent inability to perform the essential functions of Fackler's obligations under this Agreement for a consecutive six (6) month period.

         6.       Miscellaneous.

                  (a) Amendments and Waivers. No failure or delay by any of the parties hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or future exercise of any rights, power or privilege. This Agree-


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         ment contains the full, final and exclusive statement of our agreement with respect to the matters contained herein, and no promises, agreements or presentation shall be binding upon us unless set forth herein. This Agreement may be amended or modified in whole or in part only by an instrument in writing signed by Fackler and an authorized representative of each of the Companies.

                  (b) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon each of the Companies and any of its successors and assigns and Votis and Fackler, and their legal representatives and heirs.

                  (c) Assignment. Fackler shall have the right to assign and delegate Fackler's rights and obligations relating to the Consultancy Term to a corporation or limited liability company wholly-owned by Fackler; provided, however, that Fackler shall nonetheless remain personally obligated to perform services hereunder on behalf of such entity as expressly provided herein. Except as provided in the foregoing, no party may assign this Agreement without the prior written consent of the parties hereto.

                  (d) Limitation of Scope of Agreement. If any provision of this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity shall remain in full force and effect. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable law.

                  (e) Obligations of the Companies. All obligations of the Companies shall be joint and several obligations of each Company.

                  (f) Governing Law. The provisions of this Agreement shall be construed according to the laws of the State of Illinois, without regard to the laws of conflict.

                  (g) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall together constitute one and the same


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         instrument, and shall become effective when counterparts have been signed by Moll and Fackler.

         7. Indemnity. The Companies hereby agree, jointly and severally, to indemnify and hold harmless Fackler from acts or omissions, regardless of when the claim is asserted, relating to Fackler's serving as an officer, director, employee, consultant or fiduciary of any Company, to the maximum extent permitted under applicable state laws of the relevant jurisdiction under which such Company is organized.

         8. Survival. All obligations which are contemplated to be performed after the end of the Employment Term and/or Consultancy Term shall survive for the period specified herein, if any, and otherwise, indefinitely.


                   [Signatures appear on the following page.]


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         IN WITNESS WHEREOF, the undersigned have hereunto executed this
Agreement on the date first written above.


                                    MOLL PLASTICRAFTERS LIMITED
                                      PARTNERSHIP
                                    By:  Textek Plastics, Inc.,
                                         its general partner


                                    By:  /s/ George T. Votis
                                         -----------------------------------
                                         George T. Votis, President and CEO



                                    ANCHOR ADVANCED PRODUCTS, INC.


                                    By:  /s/ George T. Votis
                                         -----------------------------------

                                    Title:         CEO


                                    /s/ Richard P. Fackler
                                    ----------------------------------------
                                    RICHARD P. FACKLER


                                    /s/ George T. Votis
                                    ----------------------------------------
                                    GEORGE T. VOTIS


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s